EXHIBIT 99.1

CORAUTUS GENETICS AND VIA PHARMACEUTICALS ANNOUNCE MERGER AGREEMENT

Focus is on Compounds that Target Inflammation in the Blood Vessel Wall

Atlanta, GA, and San Francisco, CA —February 8, 2007—Corautus Genetics Inc. (NASDAQ: VEGF) and VIA Pharmaceuticals, Inc., a privately-held drug development company headquartered in San Francisco, California, today announced they have signed a definitive merger agreement. The merger is expected to create a drug development company focused on compounds that target inflammation in the blood vessel wall as an innovative approach to the treatment of cardiovascular disease.

The combined company’s lead product candidate will be VIA-2291, a small-molecule drug that targets inflammation in the blood vessel wall, believed to be a key disease process in atherosclerosis. VIA filed an Investigational New Drug (IND) application with the U.S. Food and Drug Administration (FDA) in the first quarter of 2006 and is currently conducting two Phase II clinical trials of VIA-2291 treating vascular inflammation in patients undergoing Carotid Endarterectomy and patients at risk for recurrent cardiovascular events following Acute Coronary Syndrome.

Richard Otto, Chief Executive Officer of Corautus, said “The Corautus team has spent the past several months reviewing strategic opportunities. The novel therapeutic development program underway at VIA addresses a large cardiovascular patient population. In addition, the substantial support of Bay City Capital, VIA’s principal stockholder, and the experience of the VIA management team were key strengths as we evaluated this merger. We are pleased to be making this announcement and to combine our assets with VIA’s exciting clinical development plans to develop novel therapeutic treatments for cardiovascular diseases.”

Lawrence Cohen, Ph.D., Chief Executive Officer of VIA, said “We are very pleased to combine with Corautus and view this as the beginning of an exciting new chapter in the growth of VIA as an innovative and dynamic biopharmaceutical development company. The proposed transaction will strengthen our financial position and bring significant new shareholders to our strong existing investor, Bay City Capital. VIA is working closely with Corautus and its existing stockholders to maximize the value of our combined companies.”

Details of the Proposed Transaction

The merger agreement has been approved by the Boards of Directors of Corautus and VIA. Under the terms of the Agreement, Corautus will issue, and VIA stockholders will receive, shares of Corautus common stock in exchange for their shares of VIA stock. It is expected that VIA stockholders will own approximately 76.4% and existing Corautus stockholders will own approximately 23.6% of the combined company on a pro forma, fully-diluted basis based on the delivery of $12 million of net cash at closing (the actual percentages to be determined based on Corautus’s net cash at closing). The merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended. The transaction is subject to Corautus maintaining certain minimum cash levels, as well as certain other customary conditions, including obtaining stockholder approval. Corautus stockholders holding approximately 34% of the outstanding voting stock of Corautus and Bay City Capital holding approximately 89% of the outstanding voting stock of VIA have entered into voting agreements whereby they have agreed to vote their shares in favor of the merger. Prior to closing, VIA intends to apply to have the combined company’s common stock approved for initial listing on the NASDAQ Capital Market under the symbol “VIAP”. The transaction is expected to close in the second quarter of 2007.

Following the closing of the transaction, Lawrence Cohen, Ph.D., Chief Executive Officer and President of VIA will become Chief Executive Officer and President of the combined company. James G. Stewart, Senior Vice President, Chief Financial Officer of VIA will become the combined company’s Chief Financial Officer. Oye Olukotun, MD, MPH, FACC, Chief Medical Officer of VIA will become Chief Medical Officer of the combined company. The combined company’s board of directors is expected to consist of seven directors, consisting of three current directors of VIA, one current director of Corautus and three directors to be named by VIA prior to closing the merger.

Morgan Keegan & Co., Inc. served as financial advisor to Corautus. Lazard Frères & Co. LLC served as financial advisor to VIA.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction, Corautus expects to file a proxy statement and other materials with the Securities and Exchange Commission (SEC). Corautus stockholders are urged to read the proxy statement (including any amendments or supplements to the proxy statement) regarding the proposed transaction when it becomes available before making any voting decision with respect to the merger. The proxy statement will contain important information about Corautus, VIA and the proposed transaction. Corautus’ stockholders will be able to obtain a copy of the proxy statement and other relevant documents, when they become available and without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement, the other relevant documents and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Corautus Genetics Inc., 70 Mansell Court, Suite 100, Roswell, Georgia 30076, Attention: Jack Callicutt, Telephone: (404) 526-6210.

Participants in the Solicitation

Corautus and its directors and executive officers and VIA and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Corautus in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the proxy statement referred to above. Additional information regarding the directors and executive officers of Corautus is also included in Corautus’ proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2006.

About Corautus Genetics Inc.

Corautus is a development stage company dedicated to the development of innovative products in the life sciences industry. Corautus, formerly known as GenStar Therapeutics Corporation and Urogen Corp., was formed as a Delaware corporation on June 30, 1995. Prior to November 1, 2006, Corautus was primarily focused on the clinical development of gene therapy products using a vascular growth factor gene, Vascular Endothelial Growth Factor 2 (VEGF-2), for the treatment of severe cardiovascular disease. Corautus was the sponsor of a Phase IIb clinical trial to study the efficacy of VEGF-2 for the treatment of severe cardiovascular disease, known as the GENASIS trial.

About VIA Pharmaceuticals, Inc.

VIA Pharmaceuticals, Inc. is a drug development company focused on compounds that target inflammation in the blood vessel wall, as an innovative approach to treatment of cardiovascular disease. Inflammation in the blood vessel wall recently is believed to have a fundamental role in all stages of atherosclerosis, and in precipitating heart attacks and other acute cardiovascular events. VIA scientists specialize in the field of vascular (blood vessel) inflammation and cardiovascular disease, and the company’s management team has extensive pharmaceutical industry experience VIA Pharmaceuticals, Inc. is a privately-held company headquartered in San Francisco, CA.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements. These risks include statements that address performance, events or developments that we expect or anticipate will occur in the future, such as the likelihood of identifying and securing life sciences opportunities upon which to focus our resources and the adequacy of our cash position to transition to new opportunities if found. These risks are discussed in Corautus Genetics Inc.’s Securities and Exchange Commission filings, including, but not limited to, the risk factors in Corautus’ 2005 Annual Report on Form 10-K which was filed on March 20, 2006, as amended by Corautus’ Form 10-Q for the periods ending March 31, 2006 which was filed on May 15, 2006, June 30, 2006 which was filed on August 10, 2006, and September 30, 2006 which was filed on November 14, 2006, all of which are incorporated by reference into this release. All forward-looking statements included in this release are based on information available to

Corautus on the date hereof, and Corautus assumes no obligation to update any such forward-looking statements.

Contact Information:

Corautus Genetics, Inc.

Jack W. Callicutt

Senior Vice President and Chief Financial Officer

404.526.6210

VIA Pharmaceuticals, Inc.

James G. Stewart

Senior Vice President and Chief Financial Officer

415.283.2204